United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

Diamond Hill Investment Group, Inc. (the "Company") has reported its results of operations for the fiscal quarter ended March 31, 2016, as described in Company's press release dated April 27, 2016, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Diamond Hill Investment Group, Inc. (the "Company") 2016 Annual Meeting of Shareholders was held on April 27, 2016. The matters voted upon at the annual meeting and the results of the vote were as follows:

1.)
To elect six directors to the Board of Directors of the Company to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Each of the six nominees for director were elected, and the voting results are set forth below:

Name of Director	Votes For	Votes Withheld	Broker Non-votes
R. H. Dillon	2,788,281	16,001	485,682
Randolph J. Fortener	2,790,783	13,499	485,682
James F. Laird	2,787,776	16,506	485,682
Paul A. Reeder, III	2,780,142	24,140	485,682
Bradley C. Shoup	2,739,762	64,520	485,682
Frances A. Skinner	2,789,375	14,907	485,682

2).
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The ratification of KPMG LLP was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions
3,277,825	11,788	351

3).	To approve, on an advisory basis, the compensation of the Company's executive officers. The compensation of the Company's executive officers was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,772,366	20,087	11,829	485,682

Item 9.01.     Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release issued by the Registrant dated April 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	April 27, 2016	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer